Exhibit 32.1

Joint Certification of Principal Executive Officer and Principal Financial Officer Required by Exchange Act Rule 13a-14(b)

In connection with the Quarterly Report of Pure Vanilla eXchange, Inc. (the “Company”) on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), we, Steven Yevoli, Chief Executive Officer, and John A. Cook, Principal Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2006

/s/ Steven Yevoli
Steven Yevoli
Chief Executive Officer

/s/ John A. Cook
John A. Cook
Principal Financial and Accounting Officer